Exhibit 10.22

[*]	indicates that a confidential portion of the text of this agreement has been omitted. The non-public information has been filed separately with the Securities and Exchange Commission.

AMENDMENT ONE TO LEASE

This Amendment One to Lease (“Amendment”) is effective as of the date it is signed by all parties (the “Effective Date”), by and between the UNITED STATES OF AMERICA (sometimes herein referred to as the “Lessor”) acting herein by and through its legal agent, the Tennessee Valley Authority (hereinafter referred to as “TVA”), a corporation created and existing under an Act of Congress known as the Tennessee Valley Authority Act of 1933, as amended, and Ruger Coal Company LLC, a Delaware limited liability company (hereinafter referred to as “Lessee”).

WITNESSETH:

WHEREAS, in consideration for the mutual covenants and considerations granted by each party to the other, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree to amend certain terms and conditions of the Illinois Coal Lease dated July 1, 2002, between the Lessor and Illinois Fuel Company, LLC, later assigned to Ruger Coal Company LLC, as Lessee, said Coal Lease being duly identified in TVA’s land records as TVA Tract No. XENC-3L (the “Lease”);

NOW, THEREFORE, in consideration of the mutual promises and other provisions recited herein, the Lessor and Lessee hereby modify and amend Section 4 of the Lease by inserting the following new paragraph at the end of said Section:

The Lessor hereby agrees that after the Lessee has fully recouped all minimum royalty payments that may be recouped against basic tonnage royalty payments payable as of the Effective Date of this Amendment, the Lessee shall be excused from paying any of the minimum royalty payments set forth in Section 3 and any of the basic tonnage royalty payments set forth in

Section 4 of the Lease until such time as either (i) the Lessee has been excused from the payment of [*] that would have been otherwise due to the Lessor as minimum royalty payments and basic tonnage royalty payments under Sections 3 and 4 of the Lease, or (ii) a date that is [*] years from the Effective Date of this Amendment, whichever occurs first.

All other terms and conditions set forth in the Lease which are not specifically amended hereby are to continue in full force and effect as currently written.

IN WITNESS WHEREOF:

LESSOR:

TENNESSEE VALLEY AUTHORITY

By:	/s/ Robert M. Deacy, Sr.

Its:	Senior Vice President

Date:	April 10, 2012

LESSEE:

RUGER COAL COMPANY, LLC

By:

Its:

Date: